UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2017

Calithera Biosciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36644	27-2366329
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

343 Oyster Point Blvd., Suite 200 South San Francisco, California		94080
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (650) 870-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

2017 Performance Bonus Plan

On March 7, 2017, the Board of Directors, upon the recommendation of the Compensation Committee, approved our 2017 performance bonus program for our named executive officers. The 2017 annual performance bonuses for each named executive officer (as set forth in our proxy statement for our Annual Meeting of Stockholders held on June 14, 2016), other than Dr. Susan Molineaux, will be based upon the achievement of corporate performance goals (80%) and individual performance goals (20%). Dr. Susan Molineaux’s annual performance bonus will be based solely upon the achievement of corporate performance goals. The corporate performance goals relate to the advancement of our clinical trials and preclinical programs, business and corporate development objectives, collaboration objectives and financial management objectives. The individual performance goals will consist of a subjective assessment of each named executive officer’s individual contributions to Calithera. The following table sets forth the base salary and target bonuses for 2017:

Name	2017 Base Salary	Total 2017 Target Performance Bonus as a Percentage of Base Salary	Total 2017 Target Performance Bonus Amount
Susan Molineaux, Ph.D. President and Chief Executive Officer	$504,000	50%	$252,000
Eric B. Sjogren, Ph.D. Sr. Vice President, Drug Discovery	$336,000	35%	$168,000

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Calithera Biosciences, Inc.

Dated: March 13, 2017
	By:	/s/ Susan M. Molineaux, Ph.D.
Susan M. Molineaux, Ph.D.
President and Chief Executive Officer